Exhibit 10.2

Execution Version

AMENDMENT NO. 3 TO AMENDED AND

RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT

This AMENDMENT NO. 3 TO AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT, dated as of September 30, 2015 (this “Amendment No. 3”), is by and among MEDICAL PROPERTIES TRUST, INC., a Maryland corporation (“Holdings”), MPT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), the financial institutions listed on the signature pages hereof (the “Lenders”), THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. (the “New Lender”), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (the “Administrative Agent”). Reference is made to that certain Amended and Restated Revolving Credit and Term Loan Agreement, dated as of June 19, 2014, as amended by Amendment No. 1 to Amended and Restated Revolving Credit and Term Loan Agreement dated as of October 17, 2014 and Amendment No. 2 to Amended and Restated Revolving Credit and Term Loan Agreement dated as of August 4, 2015 (as so amended and as further amended, restated, replaced, supplemented or modified from time to time, the “Credit Agreement”), by and among Holdings, the Borrower, the Lenders referenced therein and the Administrative Agent. Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement, as amended hereby.

RECITALS

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent make incremental loans under and certain amendments to the Credit Agreement; and

WHEREAS, the Borrower, the Lenders and the Administrative Agent are willing to make such incremental loans and amendments as set forth herein;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO CREDIT AGREEMENT. As of the Amendment Effective Date (as defined in Section 4 hereof), the Credit Agreement is hereby amended as follows:

1.1 Amendment to Section 1.1: Definition of Alternative Currency Sublimit. The definition of “Alternative Currency Sublimit” set forth in Section 1.1 of the Credit Agreement is restated in its entirety to read as follows:

““Alternative Currency Sublimit”: an amount equal to the lesser of the Total Revolving Commitments and €650,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Revolving Commitments.”

1.2 Amendment to Section 1.1: Definitions of Swingline Commitment, Swingline Exposure and Swingline Lender. The definitions of “Swingline Commitment”, “Swingline Exposure” and “Swingline Lender” set forth in Section 1.1 of the Credit Agreement are restated in their entirety to read as follows:

“Swingline Commitment”: as to each Swingline Lender, the obligation of such Swingline Lender to make Swingline Loans pursuant to Section 2.6 in an aggregate Dollar Equivalent principal amount at any one time outstanding not to exceed 20% of the Swingline Sublimit (or such other amount as is agreed to among the Borrower, such Swingline Lender and the Administrative Agent); provided that the aggregate Swingline Commitments for all Swingline Lenders shall not exceed the Swingline Sublimit.

“Swingline Exposure”: at any time, the aggregate Dollar Equivalent principal amount of all Swingline Loans outstanding at such time. Except to the extent the Swingline Exposure of a Defaulting Lender has been reallocated in accordance with Section 2.24(c), the Swingline Exposure of any Revolving Lender shall be the sum of (a) its Revolving Percentage of the total Swingline Exposure at such time related to Swingline Loans other than any Swingline Loans made by such Lender in its capacity as a Swingline Lender and (b) if such Lender is a Swingline Lender, the aggregate Dollar Equivalent principal amount of all Swingline Loans made by such Lender outstanding at such time (to the extent that other Lenders shall not have funded their participations in such Swingline Loans).

“Swingline Lender”: each of JPMorgan Chase Bank, N.A., Bank of America, N.A., KeyBank National Association, Barclays Bank PLC, Goldman Sachs Bank USA and any other Lender that agrees to provide Swingline Loans with the consent of the Borrower and the Administrative Agent, in each case in its capacity as the lender of Swingline Loans up to its Swingline Commitment. Each reference herein to “Swingline Lender” shall mean all of the Swingline Lenders, each Swingline Lender, or the applicable Swingline Lender, as the context may require.

1.3 Amendment to Section 1.1: Definition of Total Asset Value. The definition of “Total Asset Value” set forth in Section 1.1 of the Credit Agreement is amended by restating clause (iv)(E) thereof in its entirety to read as follows:

“(E) outstanding notes receivable in the original principal amount of approximately, until March 31, 2016, $425,000,000, and thereafter, $325,000,000, evidencing the Camaro Investment so long as such notes are not more than 60 days past due or otherwise in payment default after giving effect to applicable cure periods”

1.4 Amendment to Section 1.1: New Definition of Swingline Sublimit. Section 1.1 of the Credit Agreement is amended by adding the following new definition of “Swingline Sublimit” immediately after the definition of “Swingline Lender”:

“Swingline Sublimit”: $100,000,000.

1.5 Amendment to Sections 2.6 and 2.7. Sections 2.6 and 2.7 of the Credit Agreement are restated in their entirety to read as follows:

“2.6 Swingline Commitment.

(a) Subject to the terms and conditions hereof, each Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans (“Swingline Loans”) to the Borrower in Dollars or Euros; provided that (i) the aggregate Dollar Equivalent principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Sublimit then in effect, (ii) the aggregate outstanding Dollar Equivalent principal amount of Swingline Loans made by any Swingline Lender shall not at any time exceed such Swingline Lender’s Swingline Commitment, (iii) the Total Revolving Extensions of Credit denominated in Alternative Currencies (including Swingline Loans denominated in Euros) shall not at any time exceed the Alternative Currency Sublimit, (iv) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero and (v) a Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. During the Revolving Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be either (x) Eurodollar Loans with an overnight maturity denominated in Euros or (y) ABR Loans denominated in Dollars.

(b) The Borrower shall repay to the Administrative Agent for the account of the Swingline Lenders the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Loan is borrowed, the Borrower shall repay all Swingline Loans then outstanding that are denominated in the currency of such Revolving Loan.

2.7 Procedure for Swingline Borrowing; Refunding of Swingline Loans.

(a) Whenever the Borrower desires that the Swingline Lenders make Swingline Loans, it shall give the Swingline Lenders and the Administrative Agent irrevocable telephonic notice confirmed promptly in writing in the form of Exhibit E (which telephonic notice must be received by the Swingline Lenders and the Administrative Agent not later than (x) 1:00 P.M., New York City time, on the proposed Borrowing Date of a Swingline Loan denominated in Dollars and (y) 10:00 A.M., London time, on the proposed Borrowing Date of a Swingline Loan denominated in Euros), specifying (i) the amount to be borrowed, (ii) whether such Borrowing shall be in Dollars or Euros and (iii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period), and certifying that the conditions set forth in Section 5.2 are satisfied. Each borrowing under the Swingline Commitment shall be in a Dollar Equivalent amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than (x) 3:00 P.M., New York City time, in case of a Swingline Loan denominated in Dollars and (y) 3:00 P.M. (London time) in the case of a Swingline Loan denominated in Euros, on the Borrowing Date specified in a notice in respect of Swingline Loans, each Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to its ratable portion of the requested Swingline Loan (such ratable portion to be calculated based on the ratio of such Swingline Lender’s Swingline Commitment to the total Swingline Commitments of all Swingline Lenders). The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds. The failure of any Swingline Lender to make its ratable portion of a Swingline Loan shall not relieve any other Swingline Lender of its obligation hereunder to make its ratable portion of such Swingline Loan on the date of such Swingline Loan, but no Swingline Lender shall be responsible for the failure of any other Swingline Lender to make the ratable portion of a Swingline Loan to be made by such other Swingline Lender on the date of any Swingline Loan.

(b) Each Swingline Lender, acting through the Administrative Agent, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs each Swingline Lender to act on its behalf), on notice given as set forth below, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Lender’s Revolving Percentage of the aggregate amount of the Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lenders. In the case of a Swingline Loan denominated in Dollars, such notice shall be given by the Swingline Lender no later than 12:00 P.M., New York time, on the Business Day prior to the date of such Revolving Loan, and each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office as an ABR Loan in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. In the case of a Swingline Loan denominated in Euros, such notice shall be given by the Swingline Lender no later than 12:00 P.M., New York time, on the day that is 3 Business Days prior to the date of such Revolving Loan, and each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office as a Eurodollar Loan in immediately available funds, not later than 10:00 A.M., New York time, three Business Days after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lenders for application by the Swingline Lenders to the repayment of the Refunded Swingline Loans. The Borrower irrevocably authorizes each Swingline Lender to charge the Borrower’s accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loans.

(c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by a Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.7(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.7(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Administrative Agent for the account of the Swingline Lenders an amount (the “Swingline Participation Amount”) equal to (i) such Revolving Lender’s Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.

(d) Whenever, at any time after a Swingline Lender has received from any Revolving Lender such Lender’s Swingline Participation Amount, such Swingline Lender receives any payment on account of the Swingline Loans, such Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by such Swingline Lender is required to be returned, such Revolving Lender will return to such Swingline Lender any portion thereof previously distributed to it by such Swingline Lender.

(e) Each Revolving Lender’s obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against a Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.”

1.6 Amendment to Section 2.23. Section 2.23(a) of the Credit Agreement is amended by (a) deleting the amount “$400,000,000” on the sixth line thereof and substituting the amount “$800,000,000” in place thereof and (b) deleting the amount “$1,550,000,000” on the eighth line thereof and substituting the amount “$1,950,000,000” in place thereof.

1.7 Amendment to Section 7.1(f). Section 7.1(f) of the Credit Agreement is restated in its entirety to read as follows:

“(f) Unsecured Leverage Ratio. Permit the ratio of (i)(A) Unsecured Indebtedness minus (B) as of such date of determination, unrestricted cash and Cash Equivalents of the Group Members in excess of $10,000,000 that is being held to repay that portion of Unsecured Indebtedness that matures within twenty-four (24) months of such date of determination to (ii) Unencumbered Asset Value (the “Unsecured Leverage Ratio”) as at the last day of any period of four consecutive fiscal quarters of the Borrower or on the date of any incurrence of Indebtedness by the Borrower or its Subsidiaries hereunder to exceed 65%; provided that such ratio may exceed 65% for the fiscal quarters ending September 30, 2015, December 31, 2015, March 31, 2016 and June 30, 2016 in order to permit the Borrower to consummate the Camaro Investment so long as such ratio does not exceed 77.5% as of such date of determination.”

1.8 Revolving Commitments. (a) The aggregate Revolving Commitments are increased by $175,000,000 to $1,300,000,000.

(b) Each of JPMorgan Chase Bank, N.A., Bank of America, N.A., Goldman Sachs Bank USA, Barclays Bank PLC, KeyBank National Association, Deutsche Bank AG New York Branch, Compass Bank, Credit Agricole Corporate and Investment Bank, SunTrust Bank, Wells Fargo Bank, National Association, Citizens Bank, National Association, Credit Suisse AG, Cayman Islands Branch, and First Tennessee Bank National Association (the “Increasing Lenders”) hereby agrees to increase its Revolving Commitment to the amount set forth on Schedule 1.1A to this Amendment No. 3.

(c) The New Lender shall have a Revolving Commitment in the amount set forth on Schedule 1.1A to this Amendment No. 3. On the Amendment Effective Date, and so long as the conditions set forth in Section 5.2 are satisfied, (a) the Revolving Lenders that are Increasing Lenders and the New Lender shall purchase from each of the other Revolving Lenders, at the principal amount thereof, such interests in the Revolving Loans outstanding on such date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by all Revolving Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such New Revolving Commitments to the Revolving Commitments, (b) the New Revolving Commitment of the New Lender shall be deemed for all purposes a Revolving Commitment and each Loan made under such New Revolving Commitment shall be deemed, for all purposes, a Revolving Loan, and (c) the New Lender shall become a Revolving Lender with respect to its New Revolving Commitment and all matters relating thereto.

1.9 New Term Commitments. Each Lender with a “New Term Commitment” set forth opposite its name on Schedule 1.1A to this Amendment No. 3 (a “New Term Lender”) agrees, subject to the satisfaction of the conditions set forth in Section 2.23, to make a New Term Loan to the Borrower on the Amendment Effective Date in an amount equal to the New Term Commitment of such New Term Lender. The terms of such New Term Loans to be made on the Amendment Effective Date (including the Term Loan Maturity Date) shall be identical to the existing Term Loans, and such New Term Loans shall share ratably in any prepayment of the existing Term Facility. Such New Term Loans shall be deemed for all purposes to be Term Loans under the Credit Agreement. Each New Term Lender shall become a Term Lender with respect to its New Term Commitment and its New Term Loans made hereunder.

1.10 Commitments. Schedule 1.1A to the Credit Agreement is hereby deleted in its entirety and Schedule 1.1A to this Amendment No. 3 is substituted in place thereof.

1.11 New Lender. (a) From and after the date hereof, the New Lender shall be deemed to be a Lender for all purposes of the Credit Agreement, and each reference to the Lenders in the Credit Agreement shall be deemed to include the New Lender. The New Lender appoints JPMorgan Chase Bank, N.A. as the Administrative Agent and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

(b) The New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment No. 3 and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.6 of the Credit Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its Commitments, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1 of the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment No. 3, (v) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment No. 3, and (vi) if it is a Foreign Lender, any documentation required to be delivered by it pursuant to the terms of the Credit Agreement has been delivered to the Administrative Agent; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

1.12 Request under Section 2.23(a) of the Credit Agreement.

(a) The Administrative Agent and the Lenders party hereto hereby waive the requirement under Section 2.23(a) of the Credit Agreement that the Borrower provide written notice to the Administrative Agent of its request for Incremental Commitments.

(b) This Amendment No. 3 is and shall be deemed to be for all purposes of the Credit Agreement a partial exercise by the Borrower of its rights under Section 2.23(a) (as amended by this Amendment No. 3) of the Credit Agreement to request Incremental Commitments. From and after the Amendment Effective Date, the Borrower shall be able to request $400,000,000 of remaining Incremental Commitments pursuant to Section 2.23 of the Credit Agreement.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF BORROWER AND HOLDINGS

In order to induce the Lenders, the New Lender and Administrative Agent to enter into this Amendment No. 3, Borrower and Holdings each represents and warrants to each Lender, the New Lender and Administrative Agent that the following statements are true, correct and complete:

(i) each of Borrower and Holdings has the power and authority, and the legal right, to make, deliver and perform its obligations under this Amendment No. 3, the Credit Agreement as amended by this Amendment No. 3 (the “Amended Agreement”) and any Notes issued pursuant to Section 4D below (the “New Notes”);

(ii) each of Borrower and Holdings has taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment No. 3 and the New Notes;

(iii) no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment No. 3 and the New Notes, except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect;

(iv) the execution, delivery and performance of this Amendment No. 3 and the New Notes will not violate any Requirement of Law or any Contractual Obligation of any Group Member, except for any such violation which could not reasonably be expected to have a Material Adverse Effect, and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation;

(v) this Amendment No. 3, the New Notes and the Amended Agreement have been duly executed and delivered by Borrower and Holdings and are the legal, valid and binding obligations of Borrower and Holdings, enforceable against Borrower and Holdings in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(vi) the representations and warranties contained in Section 4 of the Credit Agreement are and will be true and correct in all material respects on and as of the date hereof and the Amendment Effective Date to the same extent as though made on and as of such dates, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date; and

(vii) no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment No. 3 that would constitute a Default or Event of Default.

SECTION 3. ACKNOWLEDGEMENT AND CONSENT

Each Guarantor has read this Amendment No. 3 and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment No. 3, the obligations of such Guarantor under each of the Loan Documents to which such Guarantor is a party shall not be impaired and each of the Loan Documents to which such Guarantor is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

Each of Holdings and the Borrower hereby acknowledges and agrees that the Guarantor Obligations under, and as defined in, the Guarantee Agreement, dated as of June 19, 2014, by and among Holdings and the Administrative Agent, as supplemented and modified (the “Guarantee Agreement”) will include all Obligations under, and as defined in, the Credit Agreement (as amended hereby).

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment No. 3, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment No. 3 and (ii) nothing in the Credit Agreement, this Amendment No. 3 or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

SECTION 4. CONDITIONS TO EFFECTIVENESS

Except as set forth below, Section 1 of this Amendment No. 3 shall become effective only upon the satisfaction of the following conditions precedent (the date of satisfaction of such conditions being referred to as the “Amendment Effective Date”):

A. The Borrower, Holdings, the Administrative Agent, the Swingline Lenders, the Required Lenders, the Increasing Lenders, and the New Lender shall have indicated their consent hereto by the execution and delivery of the signature pages hereof to the Administrative Agent.

B. The Administrative Agent shall have received a secretary’s certificate of Holdings and the Borrower (i) either confirming that there have been no changes to its organizational documents since June 19, 2014, or if there have been changes to Holdings’ or the Borrower’s organizational documents since such date, certifying as to such changes, and (ii) certifying as to resolutions and incumbency of officers with respect to this Amendment No. 3 and the transactions contemplated hereby.

C. The Lenders and the Administrative Agent shall have received all reasonable out-of-pocket costs and expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel for which the Borrower agrees it is responsible pursuant to Section 10.5 of the Credit Agreement), incurred in connection with this Amendment No. 3.

D. Execution and delivery to the Administrative Agent by the Borrower of new Notes in favor of the New Lender and amended and restated Notes in favor of the Increasing Lenders in the aggregate total incremental amount of $300,000,000.

E. Delivery to the Administrative Agent by Goodwin Procter LLP, as counsel to the Borrower, of an opinion addressed to the Lenders, the New Lender and the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.

F. Payment by the Borrower of any agreed upon compensation to the Lenders and the Joint Lead Arrangers as separately agreed in connection with this Amendment No. 3 and the making of the Incremental Commitments by the New Lender and the Increasing Lenders and any resulting reallocation of the Revolving Loans.

G. The conditions set forth in Section 5.2 of the Credit Agreement shall have been satisfied and the Administrative Agent shall have received a certificate dated the Amendment Effective Date and executed by a Responsible Officer of the Borrower that such conditions have been satisfied and that the Borrower shall be in pro forma compliance with the covenants set forth in Section 7.1 of the Credit Agreement after giving effect to this Amendment No. 3, the Incremental Commitments, the Loans to be made thereunder and the application of the proceeds therefrom as if made and applied on such date.

SECTION 5. MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the effective date of this Amendment No. 3, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

(ii) Except as specifically amended by this Amendment No. 3, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Amendment No. 3 shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents.

(iv) This Amendment No. 3 shall constitute a “Loan Document” under the Credit Agreement.

B. Headings. Section and subsection headings in this Amendment No. 3 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 3 for any other purpose or be given any substantive effect.

C. Applicable Law. THIS AMENDMENT NO. 3 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

D. Counterparts; Effectiveness. This Amendment No. 3 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment No. 3 (other than the provisions of Section 1 hereof, the effectiveness of which is governed by Section 4 hereof) shall become effective upon the execution of a counterpart hereof by Holdings, Borrower and the Required Lenders and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

HOLDINGS:	MEDICAL PROPERTIES TRUST, INC.

	By:	/s/ R. Steven Hamner
		Name:	R. Steven Hamner
		Title:	Executive Vice President and Chief Financial Officer

BORROWER:	MPT OPERATING PARTNERSHIP, L.P.

	By:	/s/ R. Steven Hamner
		Name:	R. Steven Hamner
		Title:	Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE – AMENDMENT NO. 3]

LENDERS:

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Mohammad Hasan
Name: Mohammad Hasan
Title: Executive Director

[SIGNATURE PAGE – AMENDMENT NO. 3]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Laura Conway
Name: Laura Conway
Title: Vice President

[SIGNATURE PAGE – AMENDMENT NO. 3]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Rina Kansagra
Name: Rina Kansagra
Title: Authorized Signatory

[SIGNATURE PAGE – AMENDMENT NO. 3]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President

By:	/s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

[SIGNATURE PAGE – AMENDMENT NO. 3]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Suzanne B. Smith
Name: Suzanne B. Smith
Title: SVP

[SIGNATURE PAGE – AMENDMENT NO. 3]

COMPASS BANK, as a Lender

By:	/s/ Brian Tuerff
Name: Brian Tuerff
Title: Senior Vice President

[SIGNATURE PAGE – AMENDMENT NO. 3]

SUNTRUST BANK, as a Lender

By:	/s/ John Cappellari
Name: John Cappellari
Title: Director

[SIGNATURE PAGE – AMENDMENT NO. 3]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Christopher R. Lee
Name: Christopher R. Lee
Title: Vice President

[SIGNATURE PAGE – AMENDMENT NO. 3]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Amy Trapp
Name: Amy Trapp
Title: Managing Director

By:	/s/ Alistair Anderson
Name: Alistair Anderson
Title: Vice President

[SIGNATURE PAGE – AMENDMENT NO. 3]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Andrea S. Chen
Name: Andrea S. Chen
Title: Director

[SIGNATURE PAGE – AMENDMENT NO. 3]

CITIZENS BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ David R. Jablonowski
Name: David R. Jablonowski
Title: Senior Vice President

[SIGNATURE PAGE – AMENDMENT NO. 3]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Bill O’Daly
Name: Bill O’Daly
Title: Authorized Signatory

By:	/s/ Sean MacGregor
Name: Sean MacGregor
Title: Authorized Signatory

[SIGNATURE PAGE – AMENDMENT NO. 3]

CADENCE BANK, N.A., as a Lender

By:	/s/ William H. Crawford
Name: William H. Crawford
Title: Executive Vice President

[SIGNATURE PAGE – AMENDMENT NO. 3]

FIRST TENNESSEE BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Cathy Wind
Name: Cathy Wind
Title: SVP

[SIGNATURE PAGE – AMENDMENT NO. 3]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

[SIGNATURE PAGE – AMENDMENT NO. 3]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a New Lender

By:	/s/ Scott O’Connell
Name: Scott O’Connell
Title: Director

[SIGNATURE PAGE – AMENDMENT NO. 3]

Schedule 1.1 A

Commitments

Lender	Revolving Commitment
Goldman Sachs Bank USA	$110,800,000
JPMorgan Chase Bank, N.A.	$102,800,000
Bank of America, N.A.	$102,800,000
Barclays Bank PLC	$102,800,000
KeyBank National Association	$102,800,000
Deutsche Bank AG New York Branch	$91,000,000
Compass Bank	$82,000,000
Credit Agricole Corporate and Investment Bank	$82,000,000
SunTrust Bank	$82,000,000
Wells Fargo Bank, National Association	$82,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$82,000,000
Royal Bank of Canada	$76,000,000
Citizens Bank, National Association	$71,000,000
Credit Suisse AG, Cayman Islands Branch	$65,000,000
Regions Bank	$39,000,000
First Tennessee Bank National Association	$14,000,000
Cadence Bank, N.A.	$12,000,000

$1,300,000,000

Lender	Initial Tenn Commitment	New Term Commitment
JPMorgan Chase Bank, N .A.	$11,000,000	$10,200,000
Bank of America, N .A.	$11,000,000	$10,200,000
Barclays Bank PLC	$11,000,000	$10,200,000
KeyBank National Association	$11,000,000	$10,200,000
Goldman Sachs Bank USA	$0	$13,200,000
Deutsche Bank AG New York Branch	$0	$7,000,000
Compass Bank	$9,000,000	$7,000,000
Credit Agricole Corporate and Investment Bank	$9,000,000	$7,000,000
Royal Bank of Canada	$9,000,000	$0
SunTrust Bank	$9,000,000	$7,000,000
Wells Fargo Bank, National Association	$9,000,000	$7,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$0	$16,000,000
Citizens Bank, National Association	$8,000,000	$11,000,000
Credit Suisse AG, Cayman Islands Branch	$6,000,000	$7,000,000
Regions Bank	$6,000,000	$0
Cadence Bank, N.A.	$13,000,000	$0
First Tennessee Bank National Association	$3,000,000	$2,000,000

	$125,000,000	$125,000,000